                                                                    EXHIBIT 99.1

PIEDMONT NATURAL GAS
COMPANY, INC.
SALARY INVESTMENT PLAN

Financial Statements as of and for the Years Ended
September 30, 2003 and 2002,
Supplemental Schedule as of September 30, 2003 and Independent Auditors' Report

PIEDMONT NATURAL GAS COMPANY, INC.
SALARY INVESTMENT PLAN

TABLE OF CONTENTS

                                                                                         PAGE
INDEPENDENT AUDITORS' REPORT                                                              1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002:

   Statements of Net Assets Available for Benefits                                        2

   Statements of Changes in Net Assets Available for Benefits                             3

   Notes to Financial Statements                                                         4-7

SUPPLEMENTAL SCHEDULE AS OF SEPTEMBER 30, 2003--

   Form 5500, Schedule H, Line 4i--Schedule of Assets (Held at End of Year)               9

NOTE: All other schedules required by 29 CFR 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

INDEPENDENT AUDITORS' REPORT

To the Post-Retirement Benefits and Insurance Committee of and Participants in Piedmont Natural Gas Company, Inc. Salary Investment Plan:

We have audited the accompanying statements of net assets available for benefits of Piedmont Natural Gas Company, Inc. Salary Investment Plan (the "Plan") as of September 30, 2003 and 2002 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 2003 and 2002 and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

January 21, 2004

PIEDMONT NATURAL GAS COMPANY, INC.
SALARY INVESTMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 2003 AND 2002

                                                         2003                       2002
ASSETS:
 Investments (Notes 1, 2, 3 and 6)                   $ 64,050,090               $ 55,315,680
                                                     ------------               ------------
 Receivables:
   Employer's contribution                                 52,098                     53,330
   Participants' contributions                            115,270                    113,584
   Due from broker for securities sold                     31,857                    111,493
                                                     ------------               ------------
     Total receivables                                    199,225                    278,407
Cash                                                                                   5,033
                                                     ------------               ------------
     Total assets                                      64,249,315                 55,599,120

LIABILITY--Due to broker for securities purchased          31,857                    116,526
                                                     ------------               ------------

NET ASSETS AVAILABLE FOR BENEFITS                    $ 64,217,458               $ 55,482,594
                                                     ============               ============

See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
SALARY INVESTMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                          2003                2002
ADDITIONS:
  Investment income:
     Net appreciation in fair value of investments (Notes 2 and 3)    $  7,964,719     $          -
     Interest income (Note 2)                                               64,478           68,479
                                                                      ------------     ------------
          Total investment income                                        8,029,197           68,479
                                                                      ------------     ------------
  Contributions:
     Employer's                                                          1,444,903        1,424,968
     Participants'                                                       3,494,629        3,154,208
                                                                      ------------     ------------
          Total contributions                                            4,939,532        4,579,176
     Transfer from other plan (Note 1)                                           -        5,206,148
                                                                      ------------     ------------

          Total additions                                               12,968,729        9,853,803
                                                                      ------------     ------------

DEDUCTIONS:
     Investment loss--net depreciation in fair value of
      investments (Notes 2 and 3)                                                -        4,674,998
     Benefits paid to participants                                       4,091,605        4,534,273
     Expenses (Notes 2 and 6)                                              142,260          162,653
                                                                      ------------     ------------

          Total deductions                                               4,233,865        9,371,924
                                                                      ------------     ------------

NET INCREASE                                                             8,734,864          481,879

NET ASSETS AVAILABLE FOR BENEFITS:
     Beginning of year                                                  55,482,594       55,000,715
                                                                      ------------     ------------

     End of year                                                      $ 64,217,458     $ 55,482,594
                                                                      ============     ============

See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
SALARY INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2003 AND 2002

1.       DESCRIPTION OF THE PLAN

         The following description of Piedmont Natural Gas Company, Inc. (the "Company") Salary Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

         GENERAL--The Plan is a defined contribution plan providing benefits to participating salaried and other non-bargaining unit employees or their beneficiaries upon retirement, death or termination of employment (following a break in service, as defined in the Plan). Effective July 1, 2002, all full-time salaried employees become eligible to participate in the Plan after they have completed six months of continuous service with the Company and attained age 18. Prior to July 1, 2002, all full-time salaried employees became eligible to participate in the Plan on the first day of the Plan quarter after they had completed six months of continuous service with the Company and attained age 18. The Post- Retirement Benefits and Insurance Committee of the Board of Directors of the Company controls and manages the operation and administration of the Plan. Wachovia Bank, N.A. ("Wachovia") serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Effective October 1, 2001, the Piedmont Natural Gas Company Employee Stock Ownership Plan (the "ESOP Plan") was merged into the Piedmont Natural Gas Company, Inc. Payroll Investment Plan (the "Payroll Plan") and the Plan (collectively, the "401(k) Plans"). Net assets of $730,897 from the bargaining unit component of the ESOP Plan were transferred to the Payroll Plan and net assets of $5,206,148 from the non-bargaining unit component of the ESOP Plan were transferred to the Plan in October 2001. As a result of the merger, on and after October 1, 2001, the Plan consists of two portions, the ESOP and savings portions, as defined. Participants can remain invested in the Company's common stock or sell the common stock at any time and reinvest the proceeds in any of the investment options available in the 401(k) Plans.

         As discussed in Note 7, effective September 30, 2003, rollovers from Progress Energy's defined contribution plan for employees of North Carolina Natural Gas Company ("NCNG") to the Company's defined contribution plans are permitted.

         CONTRIBUTIONS--Effective April 1, 2002, participants may contribute up to 50% (formerly 15%) of their pretax annual compensation, as defined in the Plan. Contributions are subject to certain Internal Revenue Code ("IRC") limitations. The Company contributes 50% of the first 10% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the discretion of the Company's Board of Directors. There were no discretionary contributions during 2003 and 2002. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans.

         PARTICIPANT ACCOUNTS--Individual accounts are maintained for each plan participant. Each participant's account is credited with the participant's contribution, the Company's matching contribution, and allocations of Company discretionary contributions, if applicable, and plan earnings, and charged with any benefit payments and allocations of plan losses and expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         INVESTMENTS--Participants direct the investment of their contributions into various investment options offered by the Plan. Currently, the Plan offers nine mutual funds, one common trust fund and one common stock fund as investment options for participants.

         VESTING--All participants and employer contributions and earnings thereon are fully vested and nonforfeitable upon allocation to the participants' accounts.

         PARTICIPANT LOANS--Participants may borrow from their fund accounts up to a maximum of $50,000 or 50% of their account balances, whichever is less. The loans are secured by the balance in the participant's account and bear interest at the average yield of five-year U.S. Treasury notes.

         PAYMENTS OF BENEFITS--The vested balance of a participant's account will be paid to the participant or, in the case of death, to the spouse or beneficiary, if any, in a single, lump sum of cash or common stock as permitted by the Plan. However, a participant who retires with an account balance of more than $15,000 may elect payment over a specified number of years under an annuity contract purchased from a life insurance company selected by the participant.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING--The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

         INVESTMENT VALUATION AND INCOME RECOGNITION--Investments in mutual funds are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. Investments in common trust funds ("funds") are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the organization sponsoring such funds by dividing the funds' net assets at fair value by the units outstanding at each valuation date. Investment in the common stock fund is valued at its quoted market price. Participant loans receivable are valued at cost plus accrued interest, which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         Management fees and operating expenses charged to the Plan for investments in the mutual funds and common trust funds are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a reduction of net appreciation in fair market value of investments for such investments.

         PAYMENT OF BENEFITS--Benefits payments to participants are recorded upon distribution.

         EXPENSES--As provided by the plan document, administrative expenses (excluding certain trustee and fund management expenses) of the Plan are paid by the Company.

3.       INVESTMENTS

         The Plan's investments that represent 5% or more of the Plan's net assets available for benefits as of September 30, 2003 and 2002, are as follows:

                                                                   2003          2002
Enhanced Stock Market Fund of Wachovia, 230,434 units          $ 14,708,478   $    *
Piedmont Natural Gas Stock Fund, 458,429 and 484,338 units,
respectively                                                      5,987,307     5,765,702
American Funds Growth Fund of America (A), 219,042 shares         4,792,647        **
INVESCO Dynamics Fund, 436,551 and 434,587 shares,
respectively                                                      5,653,341     4,228,529
American Funds Balanced Fund (A), 368,934 shares                  5,880,814        **
Gartmore Morley Stable Value Fund (A), 897,400 shares            16,038,668        **
Evergreen Core Bond Fund (A), 326,242 shares                      3,694,331        **
Evergreen Stock Selector Fund, 1,101,124 shares                     **         10,724,946
Evergreen Select Balanced Fund, 445,965 shares                      **          4,031,521
Alleghany/Montag & Caldwell Growth Fund, 198,465 shares             **          3,548,562
First Union Stable Investment Fund, 548,800 units                   **         15,762,321

* Represented less than 5% of the Plan's net assets available for benefits as of this date.

** Not an investment option as of this date.

During 2003 and 2002, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                                                   2003             2002
Enhanced Stock Market Fund of Wachovia                         $    520,296     $   (493,174)
Piedmont Natural Gas Stock Fund                                     728,206        1,160,751
AIM Small Cap Growth Fund (A)                                         9,740
Evergreen Special Values Fund (A)                                    77,891          102,339
American Funds Growth Fund of America (A)                            82,819
INVESCO Dynamics Fund                                             1,458,362       (1,113,239)
MFS Value Fund (A)                                                    9,534
Putnam International Equity Fund (A)                                487,108         (534,917)
American Funds Balanced Fund (A)                                     73,008
Gartmore Morley Stable Value Fund (A)                               146,849
Evergreen Core Bond Fund (A)                                        (26,099)
Evergreen Stock Selector Fund                                     2,336,205       (2,769,856)
Evergreen Select Balanced Fund                                      441,738
Alleghany/Montag & Caldwell Growth Fund                             507,967         (879,992)
First Union Stable Investment Fund                                  142,643          456,065
Federated Stock Trust                                               371,818         (363,802)
Federated Bond Fund                                                 192,057           39,316
Evergreen Select Balanced Fund                                       78,757         (317,846)
Evergreen Short Intermediate Bond Fund                              197,052          145,657
INVESCO Combination Stock & Bond Fund                               106,080         (133,648)
Putnam International Growth Class A Fund                             22,688           27,348
                                                               ------------   --------------
                                                               $  7,964,719   $   (4,674,998)
                                                               ============   ==============

4.       FEDERAL INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated November 4, 2003, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.       PLAN TERMINATION

         Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

6.       RELATED PARTY TRANSACTIONS

         Certain plan investments are shares of mutual funds and units of participation in common trust funds managed by Wachovia. Wachovia is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees paid by the Plan to Wachovia for the investment management services amounted to $142,260 and $162,653 for the years ended September 30, 2003 and 2002, respectively.

7.       SUBSEQUENT EVENTS

         At October 16, 2002, the Company agreed to purchase NCNG, a wholly owned subsidiary of Progress Energy, Inc. ("Progress Energy"). Upon the completion of the sale of NCNG to the Company on September 30, 2003, the Company agreed to provide employee benefits to eligible NCNG employees and retirees (and their beneficiaries and dependents) on terms that are "substantially equivalent" to those of similarly situated employees and retirees (and their beneficiaries and dependents) of the Company. Rollovers from Progress Energy's defined contribution plan to the Company's defined contribution plans also were permitted. In November 2003, $2,545,307 was rolled over to the Plan from the Progress Energy defined contribution plan.

                                   * * * * * *

                        SUPPLEMENTAL SCHEDULE OF SELECTED
                                 FINANCIAL DATA

PIEDMONT NATURAL GAS COMPANY, INC.
SALARY INVESTMENT PLAN

FORM 5500, SCHEDULE H, LINE 4i-SCHEDULE OF ASSETS
(HELD AT END OF YEAR)
SEPTEMBER 30, 2003

                                                  DESCRIPTION OF INVESTMENT,
                                                   INCLUDING MATURITY DATE,
     IDENTITY OF ISSUER, BORROWER,                RATE OF INTEREST, COLLATERAL,            CURRENT
        LESSOR OR SIMILAR PARTY                      PAR OR MATURITY VALUE         COST     VALUE
* Enhanced Stock Market Fund of Wachovia       Common trust fund                    **    $ 14,708,478

* Piedmont Natural Gas Stock Fund              Common stock                         **       5,987,307

  AIM Small Cap Growth Fund (A)                Mutual fund                          **       1,114,622

* Evergreen Special Values Fund (A)            Mutual fund                          **         382,907

  American Funds Growth Fund of America (A)    Mutual fund                          **       4,792,647

  INVESCO Dynamics Fund                        Mutual fund                          **       5,653,341

  MFS Value Fund (A)                           Mutual fund                          **       1,794,908

  Putnam International Equity Fund (A)         Mutual fund                          **       2,789,853

  American Funds Balanced Fund (A)             Mutual fund                          **       5,880,814

  Gartmore Morley Stable Value Fund (A)        Mutual fund                          **      16,038,668

* Evergreen Core Bond Fund (A)                 Mutual fund                          **       3,694,331

* Various participants                         Participant loans (maturing 2003
                                               through 2015 at 4.00% to 8.53%)      **       1,212,214
                                                                                          ------------
  Total investments                                                                       $ 64,050,090
                                                                                          ============

* Permitted party-in-interest.

** Cost information is not required for participant-directed investments and, therefore, is not included.

                                      - 9 -